Report of Independent Registered
Public Accounting Firm

To the Trustees and Shareholders of
BofA Funds Series Trust:

In planning and performing our audits
of the financial statements of the BofA
Tax-Exempt Reserves, BofA Cash
Reserves, BofA Treasury Reserves, BofA
New York Tax-Exempt Reserves, BofA
California Tax-Exempt Reserves, BofA
Government Reserves, BofA Municipal
Reserves, BofA Money Market Reserves,
BofA Government Plus Reserves, BofA
Connecticut Municipal Reserves and
BofA Massachusetts Municipal Reserves
(each a series of BofA Funds Series Trust and hereafter collectively referred to as the "Funds") as of and for the year ended August 31, 2015, in accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
Funds' internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Funds' internal control over financial
reporting.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal
control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of August 31, 2015.






This report is intended solely for the
information and use of management and
the Board of Trustees of the Funds and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.





/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
October 21, 2015